                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                    (In thousands, except per share amounts)

                                          Three Months Ended  Nine Months Ended
                                            September 30        September 30
                                            1998     1997       1998     1997
-------------------------------------------------------------------------------

Basic Earnings Per Share
------------------------
   Net income                              $13,780  $21,872    $46,524  $61,376
                                           =======  =======    =======  =======

   Average number of shares outstanding     44,842   45,135     44,851   45,227
                                           =======  =======    =======  =======

   Basic earnings per share                $  0.31  $  0.48    $  1.04  $  1.36
                                           ======== =======    =======  =======
Diluted Earnings Per Share
--------------------------

   Net income                              $13,780  $21,872    $46,524  $61,376
                                           =======  =======    =======  =======

   Average number of shares outstanding     44,842   45,135     44,851   45,227
   Effect of assumed exercise of
      outstanding stock options                 37      124        132      121
                                           -------  -------    -------  -------
   Average number of shares outstanding
      after assumed exercise of
      outstanding stock options             44,879   45,259     44,983   45,348
                                           =======  =======    =======  =======

   Diluted earnings per share              $  0.31  $  0.48    $  1.03  $  1.35
                                           =======  =======    =======  =======

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